EXHIBIT 21

                     SUBSIDIARIES OF GUILFORD MILLS, INC.


                                                 STATE OR OTHER
                                                 JURISDICTION OF
                                                INCORPORATION OR
NAME OF COMPANY                                   ORGANIZATION     % OWNERSHIP
---------------                                   ------------     -----------

GFD Services, Inc.                             Delaware                100%

GFD Fabrics, Inc. (1)                          North Carolina          100%

Advisory Research Services, Inc.               North Carolina          100%

Twin Rivers Textile Printing & Finishing (2)   North Carolina
                                               (general
                                               partnership)            100%

Guilford Mills (Michigan), Inc.                Michigan                100%

Guilford Airmont, Inc.                         North Carolina          100%

GMI Computer Sales, Inc.                       North Carolina          100%

                                               United States
Guilford International, Inc.                   Virgin Islands          100%

Hofmann Laces, Ltd.                            New York                100%

Raschel Fashion Interknitting, Ltd.            New York                100%

Curtains and Fabrics, Inc.                     New York                100%

Mexican Industries of North Carolina, Inc.     North Carolina          100%

Gold Mills, Inc.                               Delaware                100%

Gold Mills Farms, Inc. (3)                     New York                100%

Industrias Mexicanas de Morelos, S.A. de C.V
(4)                                            Mexico                  100%

Guilford Mills Limited                         United Kingdom          100%

Guilford Mills Europe Limited (5)              United Kingdom          100%

Guilford Europe Limited (6)                    United Kingdom          100%

Rouquinet Deroy Limited (7)                    United Kingdom          100%

Guilford Deutschland GmbH (8)                  Germany                 100%

Guilford Europe Pension Trustees Limited (9)   United Kingdom          100%

Guilford Wovens Limited (8)                    United Kingdom          100%

Guilford Automocion Iberica S.L. (8)           Spain                   100%


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


                                                 STATE OR OTHER
                                                 JURISDICTION OF
                                                INCORPORATION OR
NAME OF COMPANY                                   ORGANIZATION     % OWNERSHIP
---------------                                   ------------     -----------

Industrias Globales de Mexico, S.A. de C.V.
(10)                                           Mexico                  100%

Guilford Mills do Brasil Ltda. (11)            Brazil                  100%

Grupo Ambar, S.A. de C.V.                      Mexico                   95%

American Textil, S.A. de C.V. (12)             Mexico                  100%

Servicios Corporativos Ambar, S.A. de C.V.
(13)                                           Mexico                  100%

Guilford de Tamaulipas, S.A. de C.V. (14)      Mexico                  100%

Guilford de Altamira, S.A. de C.V. (14)        Mexico                  100%

Altamira Centro de la Confeccion, S.A. de
C.V. (14)                                      Mexico                  100%

Altamira Servicios de Infraestructura, S.A.
de C.V. (14)                                   Mexico                  100%




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(1)   This company is a wholly owned subsidiary of GFD Services, Inc.
(2) Each of Guilford Mills, Inc. and Advisory Research Services, Inc. holds a 50% partnership interest in this general partnership.
(3)   Owned by Gold Mills, Inc.
(4) 49,500 shares owned by Guilford Mills, Inc. and 500 shares owned by Mexican Industries of North Carolina, Inc.
(5)   Owned by Guilford Mills Limited.
(6) 2,000,000 shares owned by Guilford Mills Europe Limited and 1 share owned by Guilford Mills, Inc.
(7) 1,999,999 shares owned by Guilford Mills Europe Limited and 1 share owned by Guilford Europe Limited.
(8)   Owned by Guilford Europe Limited.
(9) 1 share owned by Guilford Europe Limited and 1 share owned by Guilford Mills Europe Limited.
(10)  49,999 shares owned by Guilford Mills, Inc. and 1 share owned by Grupo
      Ambar.
(11) 990 shares owned by Guilford Mills, Inc. and 10 shares owned by Guilford Airmont, Inc.
(12) 10,457,517 shares owned by Grupo Ambar, S.A. de C.V. ("Grupo Ambar") and 1 share owned by Servicos Corporativos Ambar, S.A. de C.V.
(13) 321,751 shares owned by Grupo Ambar and 1 share owned by American Textil, S.A. de C.V.
(14) 49,999 shares owned by Guilford Mills, Inc. and 1 share owned by Guilford Airmont, Inc.